                                                                    EXHIBIT 10.2

                                                                October 23, 1998
Mr. Jeffrey M. Framer
Chief Financial Officer
Image Entertainment, Inc.
9333 Oso Avenue
Chatsworth, CA  91311-6089

                    AMENDMENT AND WAIVER TO LOAN AGREEMENT DATED AS OF DECEMBER 17, 1996
                    (as amended, the "Agreement")
                    Re:  Loan Agreement (Note, etc.)
                    Dated December 17, 1996

Dear Jeff:

     In reference to the Agreement defined above between Union Bank of California, N.A. ("Bank") and Image Entertainment, Inc. ("Borrower"), Bank and Borrower desire to amend the Agreement and waive a breach of the Agreement. Capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Agreement.

     Bank hereby waives Borrower's breach of SECTION 4.7 CONSOLIDATED TANGIBLE NET WORTH, and SECTION 4.9 PROFITABILITY of the Agreement occurring on September 30, 1998. Any further breach of Section 4.7 and Section 4.9 is not waived. Borrower shall pay a fee for the waivers granted pursuant to this letter in the sum of Five Thousand Dollars ($5,000).

     In addition, Bank and Borrower agree that the first sentence of Section 1.3 shall be amended, effective January 4, 1999, to read as follows:

     "1.3 BORROWING BASE. Notwithstanding any other provision of this Agreement, Bank shall not be obligated to advance funds under the Revolving Loan, if at any time the aggregate of Borrower's obligations to Bank thereunder shall exceed seventy-five percent (75%) of Borrower's Eligible Accounts."

     Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment and Waiver shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

     This amendment of Section 1.3 provided for above shall become effective January 4, 1999. The waiver of Section 4.7 and Section 4.9 provided for above shall become effective when Bank shall have received the acknowledgment copy of this Amendment and Waiver executed by Borrower and the waiver fees of Five Thousand Dollars ($5,000), both of which must be received by October 31, 1998.

                         UNION BANK OF CALIFORNIA

                         By:     /s/ JOHN KASE
                                 -------------------------------------
                         Title:  John Kase, Vice President


                         By:     /s/ BITA ARDALAN
                                 -------------------------------------
                         Title:  Bita Ardalan, Regional Vice President